UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2007

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 25, 2007, Tucows (Delaware) Inc. (“Tucows DE”), a Delaware corporation and wholly-owned subsidiary of Tucows Inc. (the “Company”), entered into Stock Purchase Agreement (the “Purchase Agreement”) by and among Tucows DE and each of James McKenzie, Theodore Cucci, Steven Forte and Jennifer Larsen (each a “Seller” and together the “Sellers”), who collectively owned 100% of the issued and outstanding stock of Innerwise, Inc., an Illinois corporation (“Innerwise”).

Tucows DE completed the acquisition of Innerwise pursuant to the Purchase Agreement on July 25, 2007 (the “Closing Date”) and the aggregate amount paid by Tucows DE to the Sellers on the Closing Date with respect to all outstanding shares of capital stock of Innerwise (such amount, the “Consideration”) was $11,897,650, $1,050,000 of which was placed into an escrow account and shall be payable in whole or in part to Sellers pending the final evaluation of the revenue generating capability of certain domain names acquired by Tucows DE from Innerwise under the Purchase Agreement.  The escrow account will also serve as a source of recovery for any indemnification claims against Sellers by Tucows DE under Article VIII of the Purchase Agreement.  The Purchase Agreement provides that the Consideration may be adjusted following the Closing Date based on the actual amount of cash held by Innerwise on the Closing Date.

Tucows DE and the Sellers made customary representations, warranties and covenants in the Purchase Agreement, including a covenant by Sellers not to solicit any employee or client of Innerwise or engage in any business that is competitive with Innerwise for a period of eighteen months following the Closing Date.

A portion of the Consideration paid by Tucows DE was financed by a loan provided by the Bank of Montreal pursuant to the terms of the Loan Agreement, dated as of July 25, 2007 (the “Loan Agreement”) by and among Tucows.com Co., Tucows DE, the Company, Mailbank Nova Scotia Co. (“Mailbank”), Tucows Domain Holdings Co. (“Domain Holdings” and together with Tucows DE, the Company, Mailbank and Innerwise, the “Guarantors” and each a “Guarantor”), Innerwise and Bank of Montreal (the “Bank”) and the Financing Commitment, dated as of July 19, 2007, by and between Borrower and Bank (the “Term Sheet” and together with the Loan Agreement, the “Loan Documents”), which Loan Documents are more fully described in Item 2.03 below.

The Board of Directors of the Company and of Tucows DE separately approved the Purchase Agreement and Loan Documents and related transactions.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 25, 2007, the Company completed the acquisition of Innerwise pursuant to the Purchase Agreement.  The disclosures provided in response to Item 1.01 of this current report on Form 8-K regarding the description of the transaction and the nature and amount of the consideration paid in the transaction are incorporated herein by reference.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

A copy of the press release relating to the signing and closing of the Purchase Agreement, dated July 27, 2007, is attached hereto as Exhibit 99.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The connection with the acquisition of Innerwise, the Company has obtained a $9,579,201 non-revolving, reducing credit facility (the “Loan”) through Tucows.com Co., a Nova Scotia corporation and a wholly owned subsidiary of the Company (the “Borrower”), pursuant to the Loan Documents.

Under the terms of the Loan Documents and as consideration for the Loan, the Borrower agreed to pay to the order of the Bank the outstanding principal amount of the Loan plus interest, which principal and interest is due and payable monthly in arrears on the last day of each month, in equal monthly payments amortized over five years, at an interest rate equal to prime rate plus 0.5% (which rate is subject to reduction based on Borrower’s ratio of total funded debt to EBITDA).  The Bank may accelerate payment of any obligations the Loan Documents upon the occurrence of event of default on the Loan as set forth in Loan Documents. Borrower is required to repay additional amounts under the Loan each year based on a percentage of the Borrowers’ and the Guarantors’ fiscal year end consolidated earnings. The Borrower may, upon five days written notice, make any prepayments of the Loan, without penalty in the case of a floating rate advance, and subject to penalty in the case of a fixed rate advance.

The Company has agreed to guarantee the obligations of Borrower under the Loan Documents and has entered into a Guaranty, dated July 25, 2007 (the “Guaranty”), executed by the Company in favor of the Bank.  The Company has also granted the Bank a security interest in substantially all of the Company’s assets and has entered into a Security Agreement (the “Security Agreement”), dated July 25, 2007, executed by the Company in favor of the Bank.  Each other Guarantor has similarly guaranteed and secured the Borrowers’ obligations and have entered into similar Guaranty and Security Agreements in favor of the Bank.

Pursuant to the Loan Documents, the Borrower and the Guarantors are prohibited from, among other things: (a) incurring any indebtedness, other than subordinated indebtedness or permitted indebtedness (as defined in the Loan Documents); (b) becoming obligated under any guarantees; (c) permitting any of their assets to be subject to any liens, other than permitted liens (as defined in the Loan Documents); (d) making any distribution to any shareholder whether by way of dividend, transfer or otherwise; or (e) (i) transferring or disposing of substantially all of its assets, (ii) making any material change in the nature of its business or (iii) entering into any transaction which would result in a change in control of the Borrower or Guarantors.

The Board of Directors of the Company separately approved the Purchase Agreement and Loan Documents and related transactions.

Copies of the Loan Agreement, Guaranty, Security Agreement and Term Sheet are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are each incorporated herein by reference. The foregoing description of the Loan Agreement, Guaranty, Security Agreement and Term Sheet are qualified in their entirety by reference to the full text of each of the Loan Agreement, Guaranty, Security Agreement and Term Sheet.

Item 9.01.  Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The financial statements of Innerwise have not been prepared but will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(b)          Pro Forma Financial Information.

The pro forma financial information of Innerwise have not been prepared but will be filed by amendment no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.

(d)          Exhibits

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement, dated as of July 25, 2007, by and among Tucows (Delaware) Inc. and the Stockholders of Innerwise, Inc. party thereto.

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.1	Loan Agreement, dated as of June 25, 2007, by and among Tucows.com Co., Tucows (Delaware) Inc., Tucows Inc., Mailbank Nova Scotia Co., Tucows Domain Holdings Co., Innerwise, Inc. and Bank of Montreal.

10.2	Guaranty, dated July 25, 2007, by Tucows Inc. in favor of Bank of Montreal.

10.3	Security Agreement, dated July 25, 2007, by Tucows Inc. in favor of Bank of Montreal.

10.4	Financing Commitment, dated July 19, 2007, by and between Tucows.com Co. and Bank of Montreal.

99.1	Press Release, dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ MICHAEL COOPERMAN
Michael Cooperman
Chief Financial Officer

Dated: July 31, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement, dated as of July 25, 2007, by and among Tucows (Delaware) Inc. and the Stockholders of Innerwise, Inc. party thereto.

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.1	Loan Agreement, dated as of June 25, 2007, by and among Tucows.com Co., Tucows (Delaware) Inc., Tucows Inc., Mailbank Nova Scotia Co., Tucows Domain Holdings Co., Innerwise, Inc. and Bank of Montreal.

10.2	Guaranty, dated July 25, 2007, by Tucows Inc. in favor of Bank of Montreal.

10.3	Security Agreement, dated July 25, 2007, by Tucows Inc. in favor of Bank of Montreal.

10.4	Financing Commitment, dated July 19, 2007, by and between Tucows.com Co. and Bank of Montreal.

99.1	Press Release, dated July 27, 2007.